Exhibit 99.1

Defense Industries Announces Its Full year 2008 Financial Results

ASHKELON, Israel – April 6, 2009, Defense Industries International, Inc. (OTCBB:DFNS), a leading manufacturer and global provider of personal military and civilian protective equipment and supplies, announced its financial results for the year ended December 31, 2008.

Net revenues for the year ended December 31, 2008 reached $18,170,508 compared with $19,262,928 for the year ended December 31, 2007. The decrease is primarily attributable to a decrease of approximately $3.5 million in sales to the Israeli military market segment, a decrease of approximately $0.9 million in sales to the export civilian market segment and the loss of a U.S. – based customer, which was offset in part by an increase of approximately $2.0 million in the export military market segment, an increase of approximately $1.2 million in the Israeli civilian market segment and the devaluation of the U.S. dollar.

Total sales to the Israeli market reached approximately $9,967,453 for the year ended December 31, 2008, compared with sales of approximately $12,160,831 for the year ended December 31, 2007. The decrease in revenues is attributable to a general decrease in orders from the Israeli Ministry of Defense.

Gross profit margin for the year ended December 31, 2008 was 22.4% compared to 32.2% for the year ended December 31, 2007. The decline is primarily attributable to the decrease in revenues, higher overhead expenses, higher labor costs due to currency fluctuations and a lower margin sale.

Selling expenses for the year ended December 31, 2008 increased to $1,160,734 from $1,064,959 for the year ended December 31, 2007. The increase in selling expenses was attributable primarily to an increase in commissions paid on export sales.

General and administrative expenses for the year ended December 31, 2008 reached $2,201,027 compared to $2,102,060 for the year ended December 31, 2007. The increase is primarily due to an increase in the provision for doubtful accounts receivables and increased professional fees.

Net financial income totaled $228,676 for the year ended December 31, 2008 compared to a financial expense of $269,000 for the year ended December 31, 2007. This increase is mainly due to the change in the U.S. dollar exchange rate versus the NIS.

Income tax expense for the year ended December 31, 2008 was $127,004 as compared to an income tax expense of $1,264,281 for the year ended December 31, 2007. The Company did not record a tax benefit related to the loss incurred by its U.S. operations due to the deferred tax valuation allowance.

On February 18, 2008, three of the company’s subsidiaries signed definitive agreements with an Israeli government agency, established pursuant to the Evacuation Compensation Law, that was adopted by the Israeli Parliament to compensate Israeli Gaza Strip settlers as well as business and property owners in the Gaza Strip and in the Erez Industrial Zone for their evacuation of those areas. Our subsidiaries received compensation of approximately $6 million, net of advance payments of approximately $523,000, received during 2007. The net compensation payments of $4,827,280 were recognized as extraordinary gain, net of 5% related taxes during 2008.

Net income for the year ended December 31, 2008 reached $5,489,017 as compared to net income of $1,421,292 for the year ended December 31, 2007.

Commenting on the results, Joseph Postbinder, CEO of Defense Industries International, Inc. said: “I am pleased with our full year 2008 financial results. Our results reflect our strength in the international military market, which compensated for the decline in our sales to the Israeli military market.”

“We believe that despite the uncertainty in the global economic environment, the demand for security products, due to continuing international conflicts, remains robust. We expect to address this demand by offering a comprehensive array of high quality branded security products that meet our customers’ increasingly complex security products requirements. We intend to enhance our position in the industry through additional strategic acquisitions that complement our product offering, provide access to new geographic markets, and provide additional distribution channels as well as new customer relations.

“We also plan to pursue new strategic opportunities. We believe that the demand for infra-red night-vision systems is growing and therefore we recently established Isorad IR Optics Ltd. in order to enter this market. Isorad IR Optics Ltd. will manufacture germanium crystals for use in the production of infra-red night-vision systems based on the know how and equipment we purchased in January 2009.”

About Defense Industries International, Inc.

Defense Industries International, Inc. is a leading manufacturer and global provider of personal military and civilian protective equipment and supplies. Defense Industries’ main products include body armor, bomb disposal suits and bullet-resistant vests and jackets; ballistic wall covers, ceramic armor plates and lightweight armor UHMW-PE plates; personal military equipment, battle pouch units and combat harness units; dry storage units, liquid logistics, tents and vehicle covers; winter suits, sleeping bags and backpacks. The Company’s manufacturing facilities meet American EQNET and international ISO 9001 standards. The Company has three principal subsidiaries, Export Erez Ltd., Achidatex Nazareth Elite ltd. and Owen Mills in the USA. For additional information, please visit the Company’s web site at www.defense-industries.com

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to publicly release updates to these forward-looking statements made to reflect new events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements.

Defense Industries International, Inc.
Investor Relations
Ayelet Shaked Shiloni, 1-866-44-786-33
ayeletshi@yahoo.com

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
DECEMBER 31, 2008 AND 2007

	Year ended December 31,
	2008	2007

NET REVENUES	$18,170,508	$19,262,928

COST OF SALES	14,093,875	13,057,776

GROSS PROFIT	4,076,633	6,205,152

OPERATING EXPENSES
Selling	1,160,734	1,064,959
General and administrative	2,201,027	2,102,060

Total Operating Expenses	3,361,761	3,167,019

INCOME FROM OPERATIONS	714,872	3,038,133

OTHER INCOME (EXPENSES)
Financial expense	(208,936)	(314,753)
Financial income	437,612	45,753
Other (expense) income, net	(129,713)	39,125

Total Other Income (Expenses)	98,963	(229,875)

INCOME BEFORE INCOME TAXES	813,835	2,808,258

Income tax expense	127,004	1,264,281

NET INCOME BEFORE MINORITY INTEREST AND EXTRAORDINARY INCOME	686,831	1,543,977

Minority interest income	25,094	122,685

Income before extraordinary income	661,737	1,421,292

Extraordinary income, net of tax	4,827,280	-

NET INCOME	$5,489,017	$1,421,292

Net income per share before extraordinary income - basic and diluted	0.02	0.05

Net extraordinary income per share - basic and diluted	0.17	-

Net income per share - basic and diluted	$0.19	$0.05

Weighted average number of shares outstanding - basic and diluted	28,964,719	28,842,919

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2008 AND 2007

ASSETS

	December 31, 2008	December 31, 2007

CURRENT ASSETS
Cash and cash equivalents	$1,719,921	$1,120,054
Restricted bank deposits	3,000,000	-
Accounts receivable, net of allowance for doubtful accounts of
$298,354 and $208,464, respectively	3,449,852	3,603,528
Accounts receivable - related parties	-	1,113
Inventories	5,373,627	3,698,878
Trading securities	2,384,727	2,951,604
Deferred taxes	168,231	165,902
Other current assets	178,825	219,330

Total Current Assets	16,275,183	11,760,409

PROPERTY, PLANT AND EQUIPMENT, NET	2,177,526	2,454,549

OTHER ASSETS
Fund in respect of employee rights upon retirement	646,905	751,609
Deferred taxes	62,873	36,365
Deposit on purchase of a business	1,000,000	-

Total Other Assets	1,709,778	787,974

TOTAL ASSETS	$20,162,487	$15,002,932

LIABILITIES AND SHAREHOLDERS’ EQUITY

	December 31, 2008	December 31, 2007

CURRENT LIABILITIES
Accounts payable	$1,720,913	$1,670,029
Accounts payable - related parties	1,581,097	50,448
Short-term debt	956,801	1,264,793
Common stock to be issued	40,000	40,000
Other current liabilities	1,887,844	2,085,535

Total Current Liabilities	6,186,655	5,110,805

LONG-TERM LIABILITIES
Long-term portion of debt	555,044	618,676
Liability for employee rights upon retirement	821,909	734,652
Common stock to be issued	-	40,000

Total Long-Term Liabilities	1,376,953	1,393,328

TOTAL LIABILITIES	7,563,608	6,504,133

Minority interest	-	1,077,708

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, none
issued and outstanding	-	-
Common stock, $0.0001 par value, 250,000,000 shares authorized ;
28,991,111 shares outstanding and 27,941,111 shares issued in 2008 ; and
28,867,272 shares issued and outstanding in 2007	2,899	2,886
Additional paid-in capital	2,957,391	2,764,328
Treasury stock (1,050,000 shares at cost)	(252,000)	-
Retained earnings	9,654,086	4,165,069
Accumulated other comprehensive gain	236,503	488,808

TOTAL SHAREHOLDERS' EQUITY	12,598,879	7,421,091

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$20,162,487	$15,002,932